Exhibit 10.3

Amendment No. 5 to Manufacturing Agreement

THIS Amendment No. 5 (“Amendment No. 5”) to the Manufacturing Agreement (as defined below) is effective on the __th day of April 2018,

BETWEEN:

1.

INSYS MANUFACTURING, LLC, a company organized under the laws of the State of Texas, with a place of business at 1333 S. Spectrum Blvd., Suite 100, Chandler, AZ 85286 (hereinafter referred to as “COMPANY”); and

2.

RENAISSANCE LAKEWOOD, LLC, a limited liability company organized and existing under the laws of the State of Delaware, having its principal place of business at 1200 Paco Way, Lakewood, New Jersey, 08701 (formerly known as DPT Lakewood, LLC (hereinafter referred to as “RENAISSANCE”)). RENAISSANCE and COMPANY are collectively referred to hereinafter as the “Parties.”

BACKGROUND:

1.

INSYS THERAPEUTICS, INC. and RENAISSANCE entered into a Manufacturing Agreement dated May 24, 2011, as amended October 29, 2013 (“Amendment No. 1”), April 30, 2015 (“Amendment No. 2”), August 18, 2015 (“Amendment No. 3”) and July 14, 2016 (“Amendment No. 4”, and as amended, the “Manufacturing Agreement”) for the supply of Product.

2.

In connection with Amendment No. 4, RENAISSANCE agreed to the assignment by INSYS THERAPEUTICS, INC. to COMPANY of all rights, title, interests, duties and obligations under and to the Manufacturing Agreement.

3.	The Parties wish to make certain additional changes to the Manufacturing Agreement and to memorialize the Parties’ agreement regarding the 2017 Take-or-Pay Provision (as defined in Paragraph 3 below).

OPERATIVE PROVISIONS:

1.	Definitions.

All capitalized terms used in this Amendment No. 5 will have the meaning given to them in the Manufacturing Agreement unless they are otherwise defined in or varied by this Amendment No. 5.

2.	Amendments.
2.1	Any references to “DPT” contained in the Manufacturing Agreement are hereby replaced with references to “RENAISSANCE”.
2.2	The Parties agree to delete in its entirety Section 6.6 (Disclaimer) of the Manufacturing Agreement and replace it with the following:

OTHER THAN AS DETAILED IN THIS AGREEMENT, RENAISSANCE AND COMPANY MAKE NO WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO THE PRODUCT, LABELING OR PACKAGING AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT

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LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED. IN NO EVENT WILL COMPANY OR RENAISSANCE BE LIABLE FOR ANY LOSS OF PROFITS, OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH OR ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  IN ADDITION, RENAISSANCE’S LIABILITY UNDER THIS AGREEMENT FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, RESTITUTION, WILL NOT EXCEED A MAXIMUM AMOUNT OF TEN MILLION DOLLARS ($10,000,000).

2.3	The Parties agree to delete in its entirety and replace Section 11.3 (Indemnification by COMPANY) of the Manufacturing Agreement with the following:

COMPANY will indemnify and hold RENAISSANCE harmless against any and all liability, damage, loss, cost or expense (including reasonable attorney’s fees) resulting from any third party claims made or suits brought against RENAISSANCE which arise from COMPANY’s (i) failure to adhere to the terms and conditions of this Agreement, including the breach of its warranties set forth in Section VI hereof, (ii) promotion, distribution, use, testing or sales of Products, including, without limitation, any claims, express, implied or statutory, made as to the efficacy, safety or use to be made of Products and claims made by reason of any Product Labeling or any Packaging containing Products (provided such packaging or Labeling was purchased by RENAISSANCE as provided in paragraph 2.2(c)) and (iii) negligence unless such liability, damage, loss or expense is caused by RENAISSANCE’s breach of the terms and conditions of this Agreement or RENAISSANCE’s negligence.

2.4	The Parties agree to delete Paragraph 4 from Amendment No. 4 and replace it with the following:

Commencing on January 1, 2018 and continuing until the calendar year ended December 31, 2020, if COMPANY, either itself or through its subsidiaries or affiliates, does not place purchase orders of Products and services in a calendar year which generate at least (a) for the calendar year ending December 31, 2018, THREE MILLION DOLLARS ($3,000,000), and (b) for each calendar year ended December 31, 2019 and December 31, 2020, TWO MILLION DOLLARS ($2,000,000) worth of Take-or-Pay Revenue (as defined below) (each such amount, the “Take- or-Pay Amount”) for RENAISSANCE, then COMPANY shall be obligated to pay to RENAISSANCE a dollar amount so that RENAISSANCE will be in the same position as if COMPANY had purchased from RENAISSANCE enough Products and services to generate the Take-or-Pay Amount for RENAISSANCE during such calendar year. Both Parties acknowledge that a failure by COMPANY to purchase enough Products or services to generate the Take-or-Pay Amount for a calendar year is not a breach of the Agreement. COMPANY'S payment obligations set forth herein shall be reduced to reflect: (i) a Force Majeure (as such term is defined in the Manufacturing Agreement) event having occurred which COMPANY reasonably believes had a material adverse effect on COMPANY's ability to meet such

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purchase obligations and (ii) RENAISSANCE's failure to fulfil its obligations as provided for under the terms and conditions of the Manufacturing Agreement including (A) RENAISSANCE failing to make Product available for delivery as ordered by COMPANY and (B) Product which is rejected for failure to meet specifications, including quality requirements as provided for under the Agreement.  “Take or Pay Revenue” means, for any calendar year, the sum of amounts payable to RENAISSANCE for the following:  (x) Manufacturing Fees; (y) Packaging and Labeling; and (z) research and development work.

3.	Consent.

RENAISSANCE hereby agrees to accept, in full satisfaction of the Take-or-Pay Amount due pursuant to Paragraph 4 of Amendment No. 4 for calendar year 2017 (the “2017 Take-or-Pay Provision”), the aggregate amount of NINE HUNDRED EIGHTY-SEVEN THOUSAND EIGHT HUNDRED SIXTY-SEVEN DOLLARS AND 70/100 ($987,867.70).  For the avoidance of doubt, this consent does not constitute an amendment or waiver of the Take-or-Pay Amount for calendar years 2018, 2019 or 2020; as modified pursuant to Paragraph 2.4 above.

4.	Miscellaneous.

Except as modified or amended in this Amendment No. 5, all other terms and conditions of the Manufacturing Agreement, as amended, shall remain in full force and effect.  The validity, interpretation and effect of this Amendment No. 5 shall be governed by and construed under the laws of the State of Delaware and the provisions of Section 12.6 of the Manufacturing Agreement regarding mediation and jurisdiction will apply to this Amendment No. 5. This Amendment No. 5 may be executed in one or more counterparts, each of which is an original, and all of which together constitute only one agreement between the Parties. Delivery of an executed counterpart’s signature page of this Amendment No. 5, by facsimile, electronic mail in portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Amendment No. 5.

Signed by the authorized representatives of the Parties on the date set out above:

For and on behalf of	For and on behalf of

INSYS MANUFACTURING, LLC	RENAISSANCE LAKEWOOD, LLC

Title: Chief Financial Officer	Title: